PRA Group Reports Third Quarter 2018 Results

NORFOLK, Va., Nov. 8, 2018 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2018. Net income attributable to PRA Group, Inc. was $9.9 million compared to $15.6 million in the third quarter of 2017. Diluted earnings per share were $0.22 compared to $0.34 in the third quarter of 2017. For the nine months ended September 30, 2018, net income attributable to PRA Group, Inc. was $50.6 million, or $1.11 in diluted earnings per share, compared to $75.4 million, or $1.64 in diluted earnings per share, during the nine months ended September 30, 2017. The prior year nine months results included a pre-tax gain of $48.5 million related to the sale of two fee-based businesses.

Third Quarter Highlights

  Continued healthy supply in the U.S. allowed for the second highest quarterly investment in Americas Core portfolios of $170.4 million. Total investment for the quarter was $237.5 million compared to $210.9 million in the third quarter of 2017.
  Record Estimated Remaining Collections (ERC) of $5.81 billion which increased $388 million from the third quarter of 2017.
  The Company invested more than originally anticipated in the legal collections channel during the third quarter, increasing U.S. legal collection expenses by $14.6 million compared to the third quarter of 2017.
  Global cash collections of $389.3 million, an increase of 2% compared to the third quarter of 2017, driven by a 12% increase in U.S. call center collections and an 11% increase in U.S. legal cash collections.
  Income recognized on finance receivables of $223.2 million compared to $200.7 million in the third quarter of 2017.

"The Company made significant investments in the U.S. during the quarter. Americas Core portfolio investment was the second highest quarter ever directly following the record we set in the second quarter of 2018. Additionally, we invested significant amounts in the U.S. legal collections channel and are ahead of our original projections. Based on this, it is possible we will start to see the legal cash collection portion of the more recent vintages realized earlier than previously expected which could have a positive impact on yields in the future," said Kevin Stevenson, president and chief executive officer. "This continues the trend of the past couple of years which have been a story of investment in people, digital, data and legal. These investments are designed to build long-term sustainable value for our shareholders and allow us to be poised for action in each of our markets."

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source		2018		2017
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$ 231,253	$ 233,752	$ 246,237	$ 204,245	$ 212,756
Americas-Insolvency	48,518	56,063	55,280	59,103	60,436
Europe-Core	102,780	109,359	118,109	107,124	102,681
Europe-Insolvency	6,731	7,460	6,954	5,794	5,961
Total Cash Collections	$ 389,282	$ 406,634	$ 426,580	$ 376,266	$ 381,834

Cash Collection Source -
Constant Currency Adjusted	2018				2017
($ in thousands)	Q3				Q3
Americas-Core	$ 231,253				$ 208,804
Americas-Insolvency	48,518				60,322
Europe-Core	102,780				101,051
Europe-Insolvency	6,731				5,921
Total Cash Collections	$ 389,282				$ 376,098

  Cash collections in the quarter increased 2% compared to the third quarter of 2017. The increase was largely due to U.S. call center collections increasing 12% and U.S. legal collections increasing 11% compared to the third quarter of 2017. This was partially offset by a 17% decrease in Global Insolvency cash collections primarily due to decreased purchasing in 2018 and a 13% decrease in other Americas Core cash collections primarily due to currency changes in Brazil. For the nine months ended September 30, 2018, total cash collections increased 8% compared to the nine months ended September 30, 2017.
  For the quarter, cash collections on fully amortized pools were $11.8 million and cash collections on nonaccrual pools were $6.5 million.
  Income recognized on finance receivables excluding allowance charges increased 11% compared to the third quarter of 2017 due to yield increases on certain pools in Americas Core and Europe Core, as well as Americas Core portfolio investment during 2017 and 2018. For the nine months ended September 30, 2018, income recognized on finance receivables excluding allowance charges increased 12% compared to the nine months ended September 30, 2017.
  Allowance charges in the quarter were $8.3 million primarily due to allowances incurred in the 2013 and 2014 U.S. Core vintages.
  Fee income and other income in the quarter was $2.7 million.

Expenses

  Operating expenses in the quarter increased $26.7 million compared to the third quarter of 2017 largely due to increased legal collection expenses, as the Company has more accounts qualifying for the legal collection channel and increases in compensation and employee services primarily due to a significant expansion in U.S. collection staff. For the nine months ended September 30, 2018, operating expenses increased $54.3 million compared to the nine months ended September 30, 2017.
  During the quarter, the Company recorded $3.0 million in noncash interest expense, $2.5 million in amortization of debt issuance costs, and $1.0 million in amortization of intangible assets. The Company also recorded a $0.5 million gain on the change in fair value on interest rate swap agreements.
  The effective tax rate for the nine months ended September 30, 2018 was 17.0%.

Portfolio Acquisitions

  The Company invested $237.5 million in finance receivables in the third quarter.
  At the end of the third quarter, the Company had in place forward flow commitments of $583.5 million.

Portfolio Purchase Source		2018		2017
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$ 170,426	$ 182,768	$ 131,427	$ 160,278	$ 115,572
Americas-Insolvency	17,151	16,651	13,436	44,195	73,497
Europe-Core	45,754	19,403	18,000	152,417	14,695
Europe-Insolvency	4,159	2,577	5,392	17,698	7,146
Total Portfolio Purchasing	$ 237,490	$ 221,399	$ 168,255	$ 374,588	$ 210,910

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 877-870-4263 in the U.S. or 412-317-0790 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until November 19, 2018, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10125234.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With over 5,400 employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein which are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
For the three and nine months ended September 30, 2018 and 2017
(unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenues:
Income recognized on finance receivables	$ 223,228	$ 200,660	$ 660,870	$ 592,038
Fee income	2,561	2,671	10,230	18,873
Other revenue	99	1,091	414	6,401
Total revenues	225,888	204,422	671,514	617,312

Net allowance charges	(8,285)	(3,412)	(12,044)	(9,412)

Operating expenses:
Compensation and employee services	78,350	68,541	240,277	203,780
Legal collection fees	10,428	10,065	31,440	33,290
Legal collection costs	30,769	17,561	71,707	57,266
Agency fees	8,350	7,599	24,766	27,653
Outside fees and services	15,701	15,631	44,424	46,977
Communication	10,240	8,713	32,579	25,104
Rent and occupancy	4,270	3,668	12,587	10,838
Depreciation and amortization	4,776	4,841	14,230	15,097
Other operating expenses	10,602	10,140	34,414	32,071
Total operating expenses	173,486	146,759	506,424	452,076
Income from operations	44,117	54,251	153,046	155,824

Other income and (expense):
Gain on sale of subsidiaries	-	307	-	48,474
Interest expense, net	(30,624)	(25,899)	(87,529)	(69,662)
Foreign exchange gain/(loss)	626	(1,084)	3,609	(1,421)
Other	222	-	65	-
Income before income taxes	14,341	27,575	69,191	133,215

Income tax expense	1,789	10,682	11,783	52,857
Net income	$ 12,552	$ 16,893	$ 57,408	$ 80,358
Adjustment for net income attributable to noncontrolling interests	2,625	1,338	6,787	4,963
Net income attributable to PRA Group, Inc.	$ 9,927	$ 15,555	$ 50,621	$ 75,395

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.22	$ 0.34	$ 1.12	$ 1.64
Diluted	$ 0.22	$ 0.34	$ 1.11	$ 1.64

Weighted average number of shares outstanding:
Basic	45,302	45,168	45,272	45,838
Diluted	45,440	45,286	45,420	45,991

PRA Group, Inc.
Consolidated Balance Sheets
September 30, 2018 and December 31, 2017
(Amounts in thousands)
	(unaudited)
	September 30,	December 31,
ASSETS	2018	2017

Cash and cash equivalents	$ 114,176	$ 120,516
Investments	21,750	78,290
Finance receivables, net	2,819,345	2,771,921
Other receivables, net	9,067	15,770
Income taxes receivable	8,912	21,686
Net deferred tax asset	64,793	57,529
Property and equipment, net	55,010	49,311
Goodwill	519,045	526,513
Intangible assets, net	17,369	23,572
Other assets	27,296	32,656

Total assets	$ 3,656,763	$ 3,697,764

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 3,773	$ 4,992
Accrued expenses	81,445	85,993
Income taxes payable	13,408	10,771
Net deferred tax liability	120,990	171,185
Interest-bearing deposits	79,282	98,580
Borrowings	2,194,687	2,170,182
Other liabilities	8,474	9,018

Total liabilities	2,502,059	2,550,721

Redeemable noncontrolling interest	6,955	9,534

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,303 shares issued and outstanding at September 30, 2018; 100,000 shares authorized,
45,189 shares issued and outstanding at December 31, 2017	453	452
Additional paid-in capital	58,713	53,870
Retained earnings	1,258,323	1,211,632
Accumulated other comprehensive loss	(213,078)	(178,607)
Total stockholders' equity - PRA Group, Inc.	1,104,411	1,087,347
Noncontrolling interest	43,338	50,162
Total equity	1,147,749	1,137,509
Total liabilities and equity	$ 3,656,763	$ 3,697,764

Select Expenses (Income)
(in thousands)	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Acquisition/divestiture-related expenses	-	-	-	-	-	-	2,100	458
Legal costs not associated with normal operations	-	231	92	160	218	2,615	1,024	3,741
Noncash interest expense - amortization of debt discount	2,958	2,904	2,877	2,823	2,796	1,809	1,155	1,136
Noncash interest expense - amortization of debt issuance costs	2,524	2,532	2,553	2,501	2,505	2,635	1,928	1,929
Change in fair value on Interest rate swap agreements	(504)	972	(3,673)	420	(1,025)	(1,578)	158	(1,064)
Amortization of intangibles	994	1,133	1,222	1,016	1,037	869	1,410	929
Stock-based compensation expense	2,361	2,146	2,415	2,415	2,218	1,846	2,199	(3,330)

Purchase Price Mutiples
as of September 30, 2018
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Net Finance Receivables Balance(3)	ERC-Historical Period Exchange Rates (4)	Total Estimated Collections (5)	ERC-Current Period Exchange Rates (6)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (7)
Americas-Core
1996-2007	$ 638,451	$ 6,160	$ 25,722	$ 2,047,200	$ 25,722	321%	240%
2008	166,432	3,154	12,139	375,152	12,139	225%	220%
2009	125,153	726	24,190	459,190	24,190	367%	252%
2010	148,200	4,729	40,077	535,524	40,077	361%	247%
2011	209,609	10,737	67,802	737,343	67,802	352%	245%
2012	254,168	20,816	84,545	680,862	84,545	268%	226%
2013	391,097	59,777	164,894	953,174	164,894	244%	211%
2014	405,524	97,298	236,201	940,326	233,305	232%	204%
2015	444,290	147,440	338,825	969,158	338,495	218%	205%
2016	454,784	211,668	494,228	1,037,575	485,654	228%	201%
2017	534,814	403,020	796,914	1,116,770	792,475	209%	193%
2018	486,537	471,462	909,166	974,989	905,783	200%	200%
Subtotal	4,259,059	1,436,987	3,194,703	10,827,263	3,175,081
Americas-Insolvency
2004-2007	132,917	-	360	197,053	360	148%	148%
2008	108,548	-	382	168,618	382	155%	163%
2009	155,989	-	1,405	470,676	1,405	302%	214%
2010	208,943	-	2,507	547,309	2,507	262%	184%
2011	180,434	-	670	368,779	670	204%	155%
2012	251,419	-	662	389,583	662	155%	136%
2013	227,904	514	8,880	356,411	8,880	156%	133%
2014	148,712	11,008	21,890	214,310	21,854	144%	124%
2015	63,184	19,897	26,997	83,502	26,997	132%	125%
2016	92,288	35,590	44,490	113,024	44,547	122%	123%
2017	275,302	172,944	222,608	346,172	222,608	126%	125%
2018	46,779	45,779	57,815	59,831	57,815	128%	128%
Subtotal	1,892,419	285,732	388,666	3,315,268	388,687
Total Americas	6,151,478	1,722,719	3,583,369	14,142,531	3,563,768
Europe-Core
2012	20,424	-	1,566	38,830	1,254	190%	187%
2013	20,350	194	943	23,988	741	118%	119%
2014	797,521	262,938	969,623	2,164,584	850,653	271%	208%
2015	422,556	202,658	442,557	752,807	404,606	178%	160%
2016	348,807	243,898	410,317	580,542	423,984	166%	167%
2017	250,033	202,926	303,359	363,484	301,850	145%	144%
2018 (8)	117,801	109,836	163,870	172,178	162,115	146%	146%
Subtotal	1,977,492	1,022,450	2,292,235	4,096,413	2,145,203
Europe-Insolvency
2014	10,876	1,239	3,345	18,063	3,066	166%	129%
2015	19,401	5,886	11,493	28,887	10,100	149%	139%
2016	42,209	21,430	32,448	60,906	32,573	144%	130%
2017	38,835	34,039	43,166	49,903	42,596	129%	128%
2018	12,156	11,582	14,854	15,101	14,363	124%	124%
Subtotal	123,477	74,176	105,306	172,860	102,698
Total Europe	2,100,969	1,096,626	2,397,541	4,269,273	2,247,901
Total PRA Group	$ 8,252,447	$ 2,819,345	$ 5,980,910	$ 18,411,804	$ 5,811,669

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our international amounts, Net Finance Receivables are presented at the September 30, 2018 exchange rate.
(4) For our international amounts, Estimated Remaining Collections ("ERC")-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(5) For our international amounts, Total Estimated Collections is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our international amounts, ERC-Current Period Exchange Rates is presented at the September 30, 2018 exchange rate.
(7) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.
(8) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a
Polish investment fund.

Portfolio Financial Information
Year-to-date as of September 30, 2018
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Cash Collections(3)	Gross Revenue(3)	Amortization (3)	Allowance(3)	Net Revenue (3)(4)	Net Finance Receivables as of September 30, 2018 (5)
Americas-Core
1996-2007	$ 638,451	$ 8,085	$ 6,516	$ 1,569	$ (520)	$ 7,036	$ 6,160
2008	166,432	3,672	1,699	1,973	(750)	2,449	3,154
2009	125,153	6,379	6,172	207	125	6,047	726
2010	148,200	8,774	7,362	1,412	(2,635)	9,997	4,729
2011	209,609	17,193	14,684	2,509	(75)	14,759	10,737
2012	254,168	22,339	14,231	8,108	(3,715)	17,946	20,816
2013	391,097	45,123	32,838	12,285	5,213	27,625	59,777
2014	405,524	66,247	46,754	19,493	10,854	35,900	97,298
2015	444,290	101,785	57,883	43,902	88	57,795	147,440
2016	454,784	154,936	85,971	68,965	707	85,264	211,668
2017	534,814	211,274	119,215	92,059	380	118,835	403,020
2018	486,537	65,435	52,009	13,426	-	52,009	471,462
Subtotal	4,259,059	711,242	445,334	265,908	9,672	435,662	1,436,987
Americas-Insolvency
2004-2007	132,917	128	128	-	-	128	-
2008	108,548	162	162	-	-	162	-
2009	155,989	625	625	-	-	625	-
2010	208,943	1,126	1,126	-	-	1,126	-
2011	180,434	1,307	1,307	-	-	1,307	-
2012	251,419	3,650	3,650	-	-	3,650	-
2013	227,904	19,561	12,490	7,071	-	12,490	514
2014	148,712	22,556	6,746	15,810	-	6,746	11,008
2015	63,184	15,075	2,762	12,313	-	2,762	19,897
2016	92,288	19,181	3,253	15,928	435	2,818	35,590
2017	275,302	74,473	12,003	62,470	-	12,003	172,944
2018	46,779	2,017	1,016	1,001	-	1,016	45,779
Subtotal	1,892,419	159,861	45,268	114,593	435	44,833	285,732
Total Americas	6,151,478	871,103	490,602	380,501	10,107	480,495	1,722,719
Europe-Core
2012	20,424	1,553	1,556	(3)	-	1,556	-
2013	20,350	1,059	710	349	-	710	194
2014	797,521	157,362	99,092	58,270	(1,317)	100,409	262,938
2015	422,556	62,428	26,584	35,844	(1,705)	28,289	202,658
2016	348,807	55,811	21,687	34,124	4,582	17,105	243,898
2017	250,033	43,844	10,870	32,974	314	10,556	202,926
2018 (6)	117,801	8,191	1,522	6,669	-	1,522	109,836
Subtotal	1,977,492	330,248	162,021	168,227	1,874	160,147	1,022,450
Europe-Insolvency
2014	10,876	2,046	1,159	887	-	1,159	1,239
2015	19,401	3,569	1,440	2,129	-	1,440	5,886
2016	42,209	9,698	3,771	5,927	63	3,708	21,430
2017	38,835	5,595	1,800	3,795	-	1,800	34,039
2018	12,156	237	77	160	-	77	11,582
Subtotal	123,477	21,145	8,247	12,898	63	8,184	74,176
Total Europe	2,100,969	351,393	170,268	181,125	1,937	168,331	1,096,626
Total PRA Group	$ 8,252,447	$ 1,222,496	$ 660,870	$ 561,626	$ 12,044	$ 648,826	$ 2,819,345

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.

(3) For our international amounts, amounts are presented using the average exchange rates during the current reporting period.
(4) Net Revenue refers to income recognized on finance receivables, net of allowance charges/(reversals).
(5) For our international amounts, Net Finance Receivables are presented at the September 30, 2018 exchange rate.
(6) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a
Polish investment fund.

Cash Collections by Year, By Year of Purchase(1)
as of September 30, 2018
Amounts in thousands

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
Americas-Core
1996-2007	$ 638,451	$ 1,096,153	$ 222,628	$ 168,849	$ 137,689	$ 115,551	$ 89,405	$ 63,955	$ 45,247	$ 32,491	$ 20,745	$ 13,427	$ 8,085	$ 2,014,225
2008	166,432	—	47,253	72,080	62,363	53,654	42,850	31,307	21,027	13,786	8,989	6,031	3,672	363,012
2009	125,153	—	—	40,703	95,627	84,339	69,385	51,121	35,555	24,896	16,000	10,994	6,379	434,999
2010	148,200	—	—	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	15,587	8,774	495,449
2011	209,609	—	—	—	—	61,971	174,461	152,908	108,513	73,793	48,711	31,991	17,193	669,541
2012	254,168	—	—	—	—	—	56,901	173,589	146,198	97,267	59,981	40,042	22,339	596,317
2013	391,097	—	—	—	—	—	—	101,614	247,849	194,026	120,789	78,880	45,123	788,281
2014	405,524	—	—	—	—	—	—	—	92,660	253,448	170,311	114,219	66,247	696,885
2015	444,290	—	—	—	—	—	—	—	—	116,951	228,432	185,898	101,785	633,066
2016	454,784	—	—	—	—	—	—	—	—	—	138,723	256,531	154,936	550,190
2017	534,814	—	—	—	—	—	—	—	—	—	—	107,327	211,274	318,601
2018	486,537	—	—	—	—	—	—	—	—	—	—	—	65,435	65,435
Subtotal	4,259,059	1,096,153	269,881	281,632	342,755	429,069	542,875	656,508	752,995	844,768	837,196	860,927	711,242	7,626,001
Americas-Insolvency													-	-
2004-2007	132,917	61,154	42,794	33,842	27,347	18,234	8,574	1,884	1,151	802	463	321	128	196,694
2008	108,548	—	14,024	35,894	37,974	35,690	28,956	11,650	1,884	1,034	635	332	162	168,235
2009	155,989	—	—	16,635	81,780	102,780	107,888	95,725	53,945	5,781	2,531	1,581	625	469,271
2010	208,943	—	—	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	2,425	1,126	544,803
2011	180,434	—	—	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,726	1,307	368,109
2012	251,419	—	—	—	—	—	17,388	103,610	94,141	80,079	60,715	29,337	3,650	388,920
2013	227,904	—	—	—	—	—	—	52,528	82,596	81,679	63,386	47,781	19,561	347,531
2014	148,712	—	—	—	—	—	—	—	37,045	50,880	44,313	37,350	22,556	192,144
2015	63,184	—	—	—	—	—	—	—	—	3,395	17,892	20,143	15,075	56,505
2016	92,288	—	—	—	—	—	—	—	—	—	18,869	30,426	19,181	68,476
2017	275,302	—	—	—	—	—	—	—	—	—	—	49,093	74,473	123,566
2018	46,779	—	—	—	—	—	—	—	—	—	—	—	2,017	2,017
Subtotal	1,892,419	61,154	56,818	86,371	186,587	276,421	354,205	469,866	458,451	344,214	249,808	222,515	159,861	2,926,271
Total Americas	6,151,478	1,157,307	326,699	368,003	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	1,083,442	871,103	10,552,272
Europe-Core													-	-
2012	20,424	—	—	—	—	—	11,604	8,995	5,641	3,175	2,198	2,038	1,553	35,204
2013	20,350	—	—	—	—	—	—	7,068	8,540	2,347	1,326	1,239	1,059	21,579
2014	797,521	—	—	—	—	—	—	—	153,180	291,980	246,365	220,765	157,362	1,069,652
2015	422,556	—	—	—	—	—	—	—	—	45,760	100,263	86,156	62,428	294,607
2016	348,807	—	—	—	—	—	—	—	—	—	40,368	78,915	55,811	175,094
2017	250,033	—	—	—	—	—	—	—	—	—	—	17,894	43,844	61,738
2018 (4)	117,801	—	—	—	—	—	—	—	—	—	—	—	8,191	8,191
Subtotal	1,977,492	—	—	—	—	—	11,604	16,063	167,361	343,262	390,520	407,007	330,248	1,666,065
Europe-Insolvency													-	-
2014	10,876	—	—	—	—	—	—	—	5	4,297	3,921	3,207	2,046	13,476
2015	19,401	—	—	—	—	—	—	—	—	2,954	4,366	5,013	3,569	15,902
2016	42,209	—	—	—	—	—	—	—	—	—	6,175	12,703	9,698	28,576
2017	38,835	—	—	—	—	—	—	—	—	—	—	1,233	5,595	6,828
2018	12,156	—	—	—	—	—	—	—	—	—	—	—	237	237
Subtotal	123,477	—	—	—	—	—	—	—	5	7,251	14,462	22,156	21,145	65,019
Total Europe	2,100,969	—	—	—	—	—	11,604	16,063	167,366	350,513	404,982	429,163	351,393	1,731,084
Total PRA Group	$ 8,252,447	$ 1,157,307	$ 326,699	$ 368,003	$ 529,342	$ 705,490	$ 908,684	$ 1,142,437	$ 1,378,812	$ 1,539,495	$ 1,491,986	$ 1,512,605	$ 1,222,496	$ 12,283,356

(1) For our international amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.

(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

(4) The Europe-Core purchases include a $34.9 million finance receivables portfolio addition in the third quarter of 2018 relating to the consolidation of a Polish investment fund.

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com